Exhibit 10.36
APPLIED MATERIALS, INC.
AMENDED AND RESTATED
EMPLOYEE FINANCIAL ASSISTANCE PLAN
(as of December 8, 2003)
     APPLIED MATERIALS, INC. (the “Company”) hereby amends and restates in its entirety the Applied Materials, Inc. Employee Financial Assistance Plan adopted on September 10, 1999 (the “Plan”) effective as of December 8, 2003 to read as follows:
SECTION 1 — BACKGROUND AND PURPOSES
     1.1 Background. The Plan permits the Company to provide officers and employees with certain kinds of financial assistance. The Plan was first adopted on March 5, 1981 and has been amended or amended and restated from time to time thereafter. The Board of Directors of the Company (the “Board”) has determined that the Plan may be reasonably expected to benefit the Company within the meaning of Section 3.12 of the Company’s Bylaws.
     1.2 Purpose of the Plan. The Plan is intended to benefit the Company by permitting it to assist present and future employees by providing funds or guarantees that will assist them in relocation, purchasing homes, exercising stock options and for other purposes which may be reasonably expected to benefit the Company within the meaning of Section 3.12 of the Company’s Bylaws.
     1.3 Definitions. For purposes of the Plan, the following definitions apply:
     1.3.1 “Committee” shall mean the Human Resources and Compensation Committee of the Board of Directors of the Company.
     1.3.2 “Equity Advance” shall mean an advance by an agent of the Company to a North American employee, with no obligation to repay, of sale proceeds not to exceed 90% of the net equity in the former residence of the employee, provided:
          a. The funds are required and used by the employee to make a down payment on the purchase of a new residence;
          b. The funds are required in advance of the closing of the sales transaction for the employee’s former residence; and

          c. The net sales proceeds from the former residence are paid to the Company.
     1.3.3 “Guaranteed Offer” shall mean a Home Sale Assistance service pursuant to which an agent of the Company (pursuant to a relocation management services contract with the Company) agrees to purchase the residence of a North American employee if a suitable third party offer is not obtained.
     1.3.4 “Home Sale Assistance” shall mean the relocation services provided by the Company to a North American employee pursuant to the “North America Relocation Home Sale Assistance: Full Buyout Program” administered by the Company’s North America Relocation Department. For clarification purposes, the dollar limitations set forth for Home Sale Assistance in paragraphs 3.1, 3.2 and 3.3 below shall mean the maximum Equity Advance or Guaranteed Offer that may be funded by or on behalf of the Company.
     1.3.5 “Officers” shall mean, as to the Company, a corporate Vice President and above, and as to any of the Company’s subsidiaries, a Vice President and above.
     1.3.6 “Section 16 Officers” shall mean those individuals designated as such by the Board of Directors of the Company.
     1.3.7 “Special Purpose Loan” shall mean a loan for automobile assistance, housing assistance, exercising stock options or such other purpose as is reasonably expected to benefit the Company.
SECTION 2 — LOANS
     2.1 Special Purpose Loans to Non-Officers Employed Outside North America. The Regional Controller and the Human Resources Director, or their functional equivalent, for the Company or a subsidiary, acting jointly and in accordance with guidelines and limits approved in advance by the Vice President, Global Human Resources and the Treasurer of the Company, may authorize a Special Purpose Loan for automobile assistance, housing assistance, exercising stock options or for other purposes to any employee employed outside North America who is not an Officer of the Company, in an amount that, when aggregated with all other outstanding Special Purpose Loans to such person, does not exceed a total principal amount of $50,000 (as determined using the

Company’s corporate accounting currency exchange rate at the time of issuance of the then-requested Special Purpose Loan).
     2.2 Loans Up to $100,000 to Non-Officers. Upon the written recommendation of the Company’s Vice President, Human Resources as to each loan, any of the Company’s Chief Executive Officer, President or Chief Financial Officer may authorize a Company loan to any employee of the Company or any of its subsidiaries who is not an Officer in an amount that, when aggregated with all other outstanding loans by the Company to such person, does not exceed $100,000.
     2.3 Loans Up to $200,000 to Non-Officers. Upon the written recommendation of the Company’s Vice President, Human Resources as to each loan, any two separate and individual of the Company’s Chief Executive Officer, President and Chief Financial Officer may authorize a Company loan to any employee of the Company or any of its subsidiaries who is not an Officer in an amount that, when aggregated with all other outstanding loans by the Company to such person, does not exceed $200,000.
     2.4 Loans to Officers other than Section 16 Officers. The Company’s Chief Executive Officer and President, acting jointly, may authorize a Company loan to any Officer of the Company or any of its subsidiaries, other than Section 16 Officers, in an amount that, when aggregated with all other loans to such Officer, does not exceed $200,000.
     2.5 Term and Interest of Loans. The term for all loans made pursuant to the authority set forth in paragraphs 2.1, 2.2, 2.3 and 2.4 above shall not exceed five years and shall bear interest, if at all, at a rate to be determined by the authorizing officers.
     2.6 Other Loans. Loans not specifically authorized under paragraphs 2.1, 2.2, 2.3 and 2.4 hereof may be authorized by the Committee upon a finding that any such loan may be reasonably expected to benefit the Company; provided, however, that no loans may be made to Section 16 Officers.
SECTION 3 — HOME SALE ASSISTANCE
     3.1 Home Sale Assistance Up to $500,000 to North American Non-Officers. The Company’s Vice President, Human Resources, or his or her designee, may authorize Home Sale Assistance, including Guaranteed Offers and Equity Advances, to any North

American employee of the Company who is not an Officer in an amount that does not exceed $500,000.
     3.2 Home Sale Assistance Up to $1,000,000 to North American Non-Officers. The Company’s Vice President, Human Resources, and Treasurer, or his or her designee, acting jointly, may authorize Home Sale Assistance, including Guaranteed Offers and Equity Advances, to any North American employee of the Company who is not an Officer in an amount that exceeds $500,000 but does not exceed $1,000,000.
     3.3 Home Sale Assistance to North American Officers other than Section 16 Officers. Upon the written recommendation by the Company’s Vice President, Human Resources, the Company’s Chief Financial Officer and Treasurer, acting jointly, may authorize Home Sale Assistance, including Guaranteed Offers and Equity Advances, to any North American Officer of the Company other than Section 16 Officers in an amount that does not exceed $1,000,000.
     3.4 Home Sale Assistance to Section 16 Officers. The Committee may authorize Home Sale Assistance to any Section 16 Officer upon a finding that such Home Sale Assistance, including a Guaranteed Offer, may be reasonably expected to benefit the Company; provided, however, that Section 16 Officers may not receive Equity Advances.
     3.5 Other Home Sale Assistance. Home Sale Assistance which is not already authorized or expressly prohibited under paragraphs 3.1, 3.2, 3.3 and 3.4 hereof may be authorized by the Committee upon a finding that such Home Sale Assistance may be reasonably expected to benefit the Company.
     3.6 Limitations on Home Sale Assistance. All Home Sale Assistance under this Plan is subject to the maximum dollar amount of outstanding Home Sale Assistance, including Guaranteed Offers and Equity Advances, which shall be set from time to time by the Committee.
SECTION 4 — ADMINISTRATION AND ACCOUNTING
     4.1 Special Purpose Loans. The Regional Controller, or his or her functional equivalent, for the Company or a subsidiary shall administer all Special Purpose Loans made in his or her region or area of responsibility and quarterly shall report such loans to the Treasurer of the Company, including:

          a. the number and amounts of all Special Purpose Loans granted in the reporting quarter; and
          b. the balances for all outstanding Special Purpose Loans as of the end of the reporting quarter.
     4.2 Loans. The Treasurer of the Company shall administer all loans made pursuant to this Plan and semi-annually shall report such loans and Special Purpose Loans to the Committee, including:
          a. the outstanding balances of all loans, including Special Purpose Loans, made during the six months preceding the date of the report; and
          b. the balances of all previously made loans, including Special Purpose Loans, which remain outstanding as of the end of the six month reporting period.
     4.3 Home Sale Assistance.
          4.3.1 The Company’s Vice President, Human Resources, or his or her designee, shall administer all Home Sale Assistance made pursuant to the Plan.
          4.3.2 The Controller of the Company shall ensure that outstanding Home Sale Assistance, including all related Guaranteed Offers and Equity Advances, are properly reserved and accounted for on the books and records of the Company.
          4.3.3 The Treasurer of the Company shall semiannually report to the Committee:
               a. all Home Sale Assistance, including all related Guaranteed Offers and Equity Advances, made during the six months preceding the date of the report;
               b. all previously made Guaranteed Offers and Equity Advances that remain outstanding; and
               c. the then-current fair market value of all acquired properties.